Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Julie Anderson, 214.932.6673	Shannon Wherry, 469.399.8527
julie.anderson@texascapitalbank.com	shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2020
DALLAS - July 22, 2020 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the second quarter of 2020.
"As we navigate these unprecedented times with a focus on protecting our employees and our clients, we continue to position the Company for long-term, sustainable earnings growth," said Larry Helm, Executive Chairman and CEO. "Our significant investments in infrastructure and technology over the past few years enabled meaningful cost realignment during the second quarter. We remain vigilant in managing credit, while continuing to selectively recruit and acquire frontline talent."

•
In response to pressures of the current economic environment and a refinement of our strategy, we took actions during the second quarter of 2020 which are expected to decrease our non-interest expenses, including a workforce reduction and write-offs of certain software assets.

•
We reported a net loss of $34.3 million, or $0.73 per diluted share, for the second quarter of 2020, a $17.6 million decline from the first quarter of 2020, resulting from a $40.3 million increase in revenue, comprised of a $58.7 million increase in non-interest income and an $18.4 million decrease in net interest income, offset by a $56.9 million increase to non-interest expense. Significant transactions affecting our income statement during the second quarter of 2020 included:

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$100.0 million ($1.55 per share) provision for credit losses; driven by an increase in charge-offs and reserve build related to higher criticized loan levels and continued economic uncertainty from the COVID-19 pandemic,

•
$26.6 million ($0.41 per share) in non-recurring software expenses; including $20.7 million in write-offs of certain software assets and $5.9 million in technology expense related to the roll-out of our Paycheck Protection Program capabilities,

•	$18.0 million ($0.28 per share) in severance accruals related to the workforce reduction referenced above,

•	$10.5 million ($0.16 per share) in final merger-related expenses, and

•	$9.1 million ($0.14 per share) in mortgage servicing rights ("MSR") impairment.
While these expenses had a significant impact on our second quarter operating results, we believe that we are better positioned to improve our core profitability going forward as the non-interest expense items are not expected to recur in future periods.

•
In response to the COVID-19 pandemic over 90% of employees have been working virtually since early March with limited impact on the execution of our business and client experience. Additionally, we funded $717.5 million in loans under the Paycheck Protection Program and implemented a short-term loan modification program that complies with the CARES act to provide temporary relief to certain borrowers who meet the program's qualifications.

FINANCIAL SUMMARY

(Dollars and shares in thousands)	Q2 2020	Q2 2019	% Change
QUARTERLY OPERATING RESULTS
Net income/(loss)	$(34,316)	$77,812	(144)%
Net income/(loss) available to common stockholders	$(36,753)	$75,375	(149)%
Diluted earnings/(loss) per common share	$(0.73)	$1.50	(149)%
Diluted common shares	50,416	50,384	—%
ROA	(0.36)%	1.05%
ROE	(5.48)%	12.20%
BALANCE SHEET
Loans held for sale ("LHS")	$454,581	$1,057,586	(57)%
Loans held for investment ("LHI"), mortgage finance	8,972,626	7,415,363	21%
LHI	16,552,203	16,924,535	(2)%
Total LHI	25,524,829	24,339,898	5%
Total assets	36,613,127	29,970,384	22%
Demand deposits	10,835,911	7,685,340	41%
Total deposits	30,187,695	22,999,077	31%
Stockholders’ equity	2,734,755	2,647,071	3%

DETAILED FINANCIALS
During the second quarter of 2020, we have continued to face unprecedented challenges as our country grapples with the continuing impact of the COVID-19 pandemic. Actions by U.S. federal, state and foreign governments to address the pandemic, including travel bans, business and entertainment venue closures and rapid changes in business and consumer behavior, have resulted in continuing high levels of uncertainty. economic weakness and market volatility. Due to these events, on May 22, 2020, we and Independent Bank Group, Inc. ("IBTX"), agreed to mutually terminate our merger agreement. The termination was approved by each company's board of directors after careful consideration of the significant impact of the COVID-19 pandemic on global markets and on the companies' ability to fully realize the benefits expected to be achieved through the merger.

We continue to focus on balance sheet strength and while we intend to operate with above-average liquidity in response to this uncertain economic environment, we believe opportunities exist to improve core earnings by reducing or replacing higher-cost funding sources and improving the earning asset mix. In the first few weeks of July 2020, we began to utilize low-yielding liquidity assets to increase the balance of our securities portfolio in an effort to improve yields during the second half of 2020.

For the second quarter of 2020, we reported a net loss of $34.3 million and net loss available to common stockholders of $36.8 million, compared to net income of $77.8 million and net income available to common stockholders of $75.4 million for the same period in 2019. On a fully diluted basis, earnings/(loss) per common share were $(0.73) for the quarter ended June 30, 2020 compared to $1.50 for the same period of 2019. The decline in net income for the second quarter of 2020 as compared to the same period in 2019 resulted primarily from a $73.0 million increase in the provision for credit losses, as well as an $80.6 million increase in non-interest expense, driven by the significant second quarter 2020 expenses described below, offset by a $46.1 million increase in non-interest income resulting primarily from a $45.0 million increase in net gain/(loss) on sale of loans held for sale.

We recorded a $100.0 million provision for credit losses for the second quarter of 2020 utilizing the Current Expected Credit Loss ("CECL") methodology adopted in the first quarter of 2020, compared to $96.0 million for the first quarter of 2020 and $27.0 million for the second quarter of 2019. The increase in provision for credit losses resulted primarily from an increase in charge-offs and reserve build related to higher criticized loan levels and continued economic uncertainty from the COVID-19 pandemic. We recorded $74.1 million in net charge-offs during the second quarter of 2020, including $62.4 million in energy net charge-offs and $8.1 million in leveraged lending net charge-offs, all of which were loans that had been previously identified as problem loans, compared to $57.7 million during the first quarter of 2020 and $20.0 million during the second quarter of 2019. Criticized loans totaled $1.0 billion at June 30, 2020, compared to $675.9 million at March 31, 2020 and $629.1 million at June 30, 2019. The increase in criticized loans was predominantly in special mention and was primarily due to the continued downgrade of loans that have been impacted by the COVID-19 pandemic or that are in categories that are expected to be more significantly impacted by COVID-19.

Non-performing assets ("NPAs") totaled $174.0 million at June 30, 2020, a decrease of $45.1 million compared to the first quarter of 2020 and an increase of $59.9 million compared to the second quarter of 2019. The linked quarter decrease is primarily related to charge-offs of energy and leveraged lending loans in the second quarter of 2020. Non-accrual energy loans totaled $103.9 million (60% of total NPAs) at June 30, 2020, $39.8 million of which relates to two loans that have been charged down to final resolution value and are expected to close in the third quarter of 2020, compared to $151.9 million at March 31, 2020. Non-accrual leveraged lending loans totaled $24.8 million (14% of total NPAs) at June 30, 2020, compared to $50.0 million at March 31, 2020. The ratio of NPAs to total LHI plus other real estate owned ("OREO") for the second quarter of 2020 was 0.68 percent, compared to 0.90 percent for the first quarter of 2020 and 0.47 percent for the second quarter of 2019.

In response to the COVID-19 pandemic, we implemented a short-term loan modification program in late March 2020 to provide temporary payment relief to borrowers who meet the program's qualifications. This program allows for a deferral of payments for 90 days, which we may extend for an additional 90 days, for a maximum of 180 days on a cumulative basis. The deferred payments along with interest accrued during the deferral period are due and payable on the maturity date of the existing loan. As of June 30, 2020, we have granted temporary modifications on 482 loans (336 during the second quarter of 2020) with a total outstanding loan balance of $1.2 billion, resulting in the deferral of $10.8 million ($7.1 million in the second quarter of 2020) in interest payments.

Net interest income was $209.9 million for the second quarter of 2020, compared to $228.3 million for the first quarter of 2020 and $243.6 million for the second quarter of 2019. The linked quarter decrease in net interest income was due primarily to a decrease in average LHS, as a result of holding purchased loans for shorter durations, as well as decreases in yields on LHI, excluding mortgage finance, and liquidity assets offset by an increase in yields on LHI, mortgage finance, and a decrease in funding costs. The decline in net interest income on LHS resulting from shorter hold times was offset by an increase in non-interest income as noted below. Net interest margin for the second quarter of 2020 was 2.30 percent, a decrease of 48 basis points from the first quarter of 2020 and a decrease of 111 basis points from the second quarter of 2019. The shift in earning assets, primarily the increase in liquidity assets and decrease in loans held for sale, significantly contributed to the decrease in net interest margin. LHI yields, excluding mortgage finance loans, decreased 85 basis points from the first quarter of 2020, and decreased 169 basis points compared to the second quarter of 2019. LHI, mortgage finance yields for the second quarter of 2020 increased 30 basis points compared to the first quarter of 2020 as a result of decreases in incentive pricing in the second quarter of 2020, and decreased 17 basis points compared to the second quarter of 2019. Additionally, total cost of deposits for the second quarter of 2020 decreased 48 basis points to 0.42 percent compared to 0.90 percent for the first quarter of 2020, and decreased 87 basis points from 1.29 percent for the second quarter of 2019.

Non-interest income increased $58.7 million during the second quarter of 2020 compared to the first quarter of 2020, and increased $46.1 million compared to the second quarter of 2019. The linked quarter increase was primarily related to an increase in net gain/(loss) on sale of LHS, as well as increases in brokered loans fees and other non-interest income. The year-over-year increase was primarily related to an increase in net gain/(loss) on sale of LHS, as well as increases in brokered loan fees and servicing income, partially offset by a decrease in other non-interest income. The linked quarter and year-over-year increase in net gain/(loss) on sale of LHS was due to lower hedge costs in the second quarter of 2020 as a result of holding purchased loans for shorter durations than in prior periods, and is offset by the decline in net interest income on LHS noted above.

Non-interest expense for the second quarter of 2020 increased $56.9 million, or 34 percent, compared to the first quarter of 2020, and increased $80.6 million, or 57 percent, compared to the second quarter of 2019. The linked quarter increase was primarily related to increases in salaries and employee benefits and communications and technology expense. The year-over-year increase was primarily due to increases in salaries and employee benefits, communications and technology expense, servicing-related expenses and merger-related expenses. The year-over-year and linked quarter increases in salaries and employee benefits and communication and technology expense were primarily due to the severance accruals and non-recurring software expenses, respectively, discussed above. The year-over-year increase in servicing-related expenses was primarily due to an increase in MSR amortization, resulting primarily from an increase in the cost basis of our MSR asset as well as from higher mortgage prepayment rates, and an increase in impairment expense.

Texas Capital Bank is well capitalized under regulatory guidelines as of June 30, 2020. Our CET 1, tier 1 capital, total capital and leverage ratios were 8.9%, 9.8%, 11.6% and 7.5%, respectively, at June 30, 2020, compared to 9.3%, 10.2%, 12.0% and 8.5%, respectively, at March 31, 2020. At June 30, 2020, our ratio of tangible common equity to total tangible assets was 7.0% percent compared to 7.3% at March 31, 2020.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
Forward Looking Statements
This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic, expectations regarding rates of default and credit losses, volatility in the mortgage industry, our business strategies, our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for credit losses and provision for credit losses, our ability to identify, employ and retain a successor chief executive officer, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2020	2020	2019	2019	2019
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$252,010	$306,008	$337,757	$355,101	$346,893
Interest expense	42,082	77,689	89,372	102,933	103,340
Net interest income	209,928	228,319	248,385	252,168	243,553
Provision for credit losses	100,000	96,000	17,000	11,000	27,000
Net interest income after provision for credit losses	109,928	132,319	231,385	241,168	216,553
Non-interest income	70,502	11,780	17,761	20,301	24,364
Non-interest expense	222,352	165,417	168,187	149,429	141,718
Income/(loss) before income taxes	(41,922)	(21,318)	80,959	112,040	99,199
Income tax expense/(benefit)	(7,606)	(4,631)	16,539	23,958	21,387
Net income/(loss)	(34,316)	(16,687)	64,420	88,082	77,812
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income/(loss) available to common stockholders	$(36,753)	$(19,125)	$61,983	$85,644	$75,375
Diluted earnings/(loss) per common share	$(0.73)	$(0.38)	$1.23	$1.70	$1.50
Diluted common shares	50,416,331	50,474,802	50,461,723	50,416,402	50,383,870
CONSOLIDATED BALANCE SHEET DATA
Total assets	$36,613,127	$35,879,416	$32,548,069	$33,526,437	$29,970,384
LHI	16,552,203	16,857,579	16,476,413	16,772,824	16,924,535
LHI, mortgage finance	8,972,626	7,588,803	8,169,849	7,951,432	7,415,363
LHS	454,581	774,064	2,577,134	2,674,225	1,057,586
Liquidity assets(1)	9,540,044	9,498,189	4,263,766	4,993,185	3,480,902
Investment securities	234,969	228,784	239,871	238,022	240,851
Demand deposits	10,835,911	9,420,303	9,438,459	10,289,572	7,685,340
Total deposits	30,187,695	27,134,263	26,478,593	27,413,303	22,999,077
Other borrowings	2,895,790	5,195,267	2,541,766	2,639,967	3,607,234
Subordinated notes	282,309	282,219	282,129	282,038	281,948
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,734,755	2,803,533	2,801,321	2,735,993	2,647,071

End of period shares outstanding	50,435,672	50,407,778	50,337,741	50,317,654	50,297,552
Book value	$51.25	$52.64	$52.67	$51.39	$49.65
Tangible book value(2)	$50.89	$52.28	$52.31	$51.03	$49.28
SELECTED FINANCIAL RATIOS
Net interest margin	2.30%	2.78%	2.95%	3.16%	3.41%
Return on average assets	(0.36)%	(0.20)%	0.85%	1.06%	1.05%
Return on average common equity	(5.48)%	(2.85)%	10.68%	13.22%	12.20%
Non-interest income to average earning assets	0.77%	0.14%	0.21%	0.25%	0.34%
Efficiency ratio(3)	79.3%	68.9%	63.2%	54.8%	52.9%
Efficiency ratio, adjusted(4)	77.5%	65.8%	61.4%	51.3%	49.6%
Non-interest expense to average earning assets	2.43%	2.00%	1.98%	1.86%	1.98%
Tangible common equity to total tangible assets(5)	7.0%	7.3%	8.1%	7.6%	8.3%
Common Equity Tier 1	8.9%	9.3%	8.9%	8.6%	8.7%
Tier 1 capital	9.8%	10.2%	9.7%	9.4%	9.6%
Total capital	11.6%	12.0%	11.4%	11.0%	11.3%
Leverage	7.5%	8.5%	8.4%	8.6%	9.2%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Non-interest expense, excluding deposit-related marketing fees and servicing related expenses, divided by the sum of net interest income and non-interest income, net of deposit-related marketing fees and servicing related expenses. Deposit-related marketing fees totaled $1.7 million, $5.2 million, $9.4 million, $11.9 million and $11.6 million for the second and first quarters of 2020, as well as the fourth, third and second quarters of 2019, respectively.

(5)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by total assets, less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2020	June 30, 2019	% Change
Assets
Cash and due from banks	$176,540	$163,675	8%
Interest-bearing deposits	9,490,044	3,446,902	175%
Federal funds sold and securities purchased under resale agreements	50,000	34,000	47%
Securities, available-for-sale	234,969	240,851	(2)%
LHS, at fair value ($454.6 million at June 30, 2020 and $1,056.5 million at June 30, 2019)	454,581	1,057,586	(57)%
LHI, mortgage finance	8,972,626	7,415,363	21%
LHI (net of unearned income)	16,552,203	16,924,535	(2)%
Less: Allowance for credit losses on loans	264,722	214,572	23%
LHI, net	25,260,107	24,125,326	5%
Mortgage servicing rights, net	75,451	47,785	58%
Premises and equipment, net	28,603	28,197	1%
Accrued interest receivable and other assets	824,963	807,728	2%
Goodwill and intangibles, net	17,869	18,334	(3)%
Total assets	$36,613,127	$29,970,384	22%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$10,835,911	$7,685,340	41%
Interest bearing	19,351,784	15,313,737	26%
Total deposits	30,187,695	22,999,077	31%

Accrued interest payable	20,314	23,115	(12)%
Other liabilities	372,145	276,432	35%
Federal funds purchased and repurchase agreements	195,790	507,234	(61)%
Other borrowings	2,700,000	3,100,000	(13)%
Subordinated notes, net	282,309	281,948	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	33,871,659	27,301,212	24%

Redeemable non-controlling interest	6,713	22,101	(70)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at June 30, 2020 and 2019	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,436,089 and 50,297,969 at June 30, 2020 and 2019, respectively	504	503	—%
Additional paid-in capital	983,144	972,219	1%
Retained earnings	1,600,639	1,516,044	6%
Treasury stock (shares at cost: 417 at June 30, 2020 and 2019)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	476	8,313	N/M
Total stockholders’ equity	2,734,755	2,647,071	3%
Total liabilities and stockholders’ equity	$36,613,127	$29,970,384	22%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Interest income
Interest and fees on loans	$247,595	$329,842	$531,220	$642,545
Investment securities	2,024	2,260	4,207	3,720
Federal funds sold and securities purchased under resale agreements	77	157	691	536
Interest-bearing deposits in other banks	2,314	14,634	21,900	25,653
Total interest income	252,010	346,893	558,018	672,454
Interest expense
Deposits	32,294	72,529	94,468	141,583
Federal funds purchased	176	5,202	845	8,718
Other borrowings	4,569	20,124	14,151	31,978
Subordinated notes	4,191	4,191	8,382	8,382
Trust preferred subordinated debentures	852	1,294	1,925	2,626
Total interest expense	42,082	103,340	119,771	193,287
Net interest income	209,928	243,553	438,247	479,167
Provision for credit losses	100,000	27,000	196,000	47,000
Net interest income after provision for credit losses	109,928	216,553	242,247	432,167
Non-interest income
Service charges on deposit accounts	2,459	2,849	5,752	5,828
Wealth management and trust fee income	2,348	2,129	4,815	4,138
Brokered loan fees	10,764	7,336	18,779	12,402
Servicing income	6,120	3,126	10,866	5,860
Swap fees	1,468	601	4,225	1,632
Net gain/(loss) on sale of LHS	39,023	(5,986)	26,023	(6,491)
Other	8,320	14,309	11,822	31,009
Total non-interest income	70,502	24,364	82,282	54,378
Non-interest expense
Salaries and employee benefits	100,255	76,889	176,922	154,712
Net occupancy expense	9,134	7,910	17,846	15,789
Marketing	7,988	14,087	16,510	25,795
Legal and professional	11,330	10,004	28,796	20,034
Communications and technology	42,760	11,022	56,551	20,220
FDIC insurance assessment	7,140	4,138	12,989	9,260
Servicing-related expenses	20,117	6,066	36,471	11,448
Merger-related expenses	10,486	—	17,756	—
Other	13,142	11,602	23,928	25,976
Total non-interest expense	222,352	141,718	387,769	283,234
Income/(loss) before income taxes	(41,922)	99,199	(63,240)	203,311
Income tax expense/(benefit)	(7,606)	21,387	(12,237)	43,798
Net income/(loss)	(34,316)	77,812	(51,003)	159,513
Preferred stock dividends	2,437	2,437	4,875	4,875
Net income/(loss) available to common stockholders	$(36,753)	$75,375	$(55,878)	$154,638

Basic earnings/(loss) per common share	$(0.73)	$1.50	$(1.11)	$3.07
Diluted earnings/(loss) per common share	$(0.73)	$1.50	$(1.11)	$3.07

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2020	2020	2019	2019	2019
Allowance for credit losses on loans:
Beginning balance	$240,958	$195,047	$190,138	$214,572	$208,573
Impact of CECL adoption	—	8,585	—	—	—
Loans charged-off:
Commercial	12,287	20,653	13,968	21,124	4,880
Energy	62,368	37,730	797	16,655	15,173
Real estate	—	—	—	—	177
Total charge-offs	74,655	58,383	14,765	37,779	20,230
Recoveries:
Commercial	513	257	1,754	799	224
Energy	—	423	209	107	—
Total recoveries	513	680	1,963	906	224
Net charge-offs	74,142	57,703	12,802	36,873	20,006
Provision for credit losses on loans	97,906	95,029	17,711	12,439	26,005
Ending balance	$264,722	$240,958	$195,047	$190,138	$214,572

Allowance for off-balance sheet credit losses:
Beginning balance	$10,174	$8,640	$9,351	$10,790	$9,795
Impact of CECL adoption	—	563	—	—	—
Provision for off-balance sheet credit losses	2,094	971	(711)	(1,439)	995
Ending balance	$12,268	$10,174	$8,640	$9,351	$10,790

Total allowance for credit losses	$276,990	$251,132	$203,687	$199,489	$225,362

Total provision for credit losses	$100,000	$96,000	$17,000	$11,000	$27,000

Allowance for credit losses on loans to LHI	1.04%	0.99%	0.79%	0.77%	0.88%
Allowance for credit losses on loans to average LHI	1.03%	1.02%	0.79%	0.76%	0.90%
Net charge-offs to average LHI(1)	1.16%	0.98%	0.21%	0.58%	0.34%
Net charge-offs to average LHI for last twelve months(1)	0.73%	0.53%	0.31%	0.41%	0.27%
Total provision for credit losses to average LHI(1)	1.57%	1.63%	0.27%	0.17%	0.45%
Total allowance for credit losses to LHI	1.09%	1.03%	0.83%	0.81%	0.93%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2020	2020	2019	2019	2019

Non-performing assets (NPAs):
Non-accrual loans	$174,031	$219,165	$225,384	$120,686	$114,084
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$174,031	$219,165	$225,384	$120,686	$114,084

Non-accrual loans to LHI	0.68%	0.90%	0.91%	0.49%	0.47%
Total LHI NPAs to LHI plus OREO	0.68%	0.90%	0.91%	0.49%	0.47%
Total LHI NPAs to earning assets	0.49%	0.63%	0.71%	0.37%	0.39%
Allowance for credit losses on loans to non-accrual loans	1.5x	1.1x	.9x	1.6x	1.9x

LHI past due 90 days and still accruing(1)	$21,079	$21,274	$17,584	$29,648	$15,212
LHI past due 90 days to LHI	0.08%	0.09%	0.07%	0.12%	0.06%
LHS past due 90 days and still accruing(2)	$10,152	$9,014	$8,207	$9,187	$11,665

(1)
At June 30, 2020, loans past due 90 days and still accruing includes premium finance loans of $14.8 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(2)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2020	2020	2019	2019	2019
Interest income
Interest and fees on loans	$247,595	$283,625	$312,147	$329,344	$329,842
Investment securities	2,024	2,183	2,618	2,316	2,260
Federal funds sold and securities purchased under resale agreements	77	614	439	554	157
Interest-bearing deposits in other banks	2,314	19,586	22,553	22,887	14,634
Total interest income	252,010	306,008	337,757	355,101	346,893
Interest expense
Deposits	32,294	62,174	70,987	80,967	72,529
Federal funds purchased	176	669	1,319	1,835	5,202
Other borrowings	4,569	9,582	11,712	14,703	20,124
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	852	1,073	1,163	1,237	1,294
Total interest expense	42,082	77,689	89,372	102,933	103,340
Net interest income	209,928	228,319	248,385	252,168	243,553
Provision for credit losses	100,000	96,000	17,000	11,000	27,000
Net interest income after provision for credit losses	109,928	132,319	231,385	241,168	216,553
Non-interest income
Service charges on deposit accounts	2,459	3,293	2,785	2,707	2,849
Wealth management and trust fee income	2,348	2,467	2,342	2,330	2,129
Brokered loan fees	10,764	8,015	8,645	8,691	7,336
Servicing income	6,120	4,746	4,030	3,549	3,126
Swap fees	1,468	2,757	1,559	1,196	601
Net gain/(loss) on sale of LHS	39,023	(13,000)	(7,757)	(6,011)	(5,986)
Other	8,320	3,502	6,157	7,839	14,309
Total non-interest income	70,502	11,780	17,761	20,301	24,364
Non-interest expense
Salaries and employee benefits	100,255	76,667	80,262	80,106	76,889
Net occupancy expense	9,134	8,712	9,075	8,125	7,910
Marketing	7,988	8,522	12,807	14,753	14,087
Legal and professional	11,330	17,466	21,032	11,394	10,004
Communications and technology	42,760	13,791	13,801	10,805	11,022
FDIC insurance assessment	7,140	5,849	5,613	5,220	4,138
Servicing-related expenses	20,117	16,354	2,960	8,165	6,066
Merger-related expenses	10,486	7,270	1,370	—	—
Other	13,142	10,786	21,267	10,861	11,602
Total non-interest expense	222,352	165,417	168,187	149,429	141,718
Income/(loss) before income taxes	(41,922)	(21,318)	80,959	112,040	99,199
Income tax expense/(benefit)	(7,606)	(4,631)	16,539	23,958	21,387
Net income/(loss)	(34,316)	(16,687)	64,420	88,082	77,812
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income/(loss) available to common shareholders	$(36,753)	$(19,125)	$61,983	$85,644	$75,375

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	2nd Quarter 2020			1st Quarter 2020			4th Quarter 2019			3rd Quarter 2019			2nd Quarter 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$38,829	$185	1.92%	$42,799	$274	2.57%	$40,904	$693	6.72%	$39,744	$357	3.56%	$38,887	$287	2.96%
Investment securities - Non-taxable(2)	195,806	2,327	4.78%	195,578	2,417	4.97%	197,591	2,437	4.89%	200,090	2,480	4.92%	192,115	2,498	5.21%
Federal funds sold and securities purchased under resale agreements	245,434	77	0.13%	199,727	614	1.24%	102,320	439	1.70%	100,657	554	2.18%	28,436	157	2.22%
Interest-bearing deposits in other banks	10,521,240	2,314	0.09%	6,225,948	19,586	1.27%	5,387,000	22,553	1.66%	4,184,217	22,887	2.17%	2,491,827	14,634	2.36%
LHS, at fair value	380,624	2,547	2.69%	3,136,381	27,480	3.52%	3,567,836	33,411	3.72%	2,555,269	26,206	4.07%	2,494,883	27,607	4.44%
LHI, mortgage finance loans	8,676,521	74,518	3.45%	7,054,682	55,324	3.15%	7,870,888	63,114	3.18%	8,118,025	68,660	3.36%	7,032,963	63,523	3.62%
LHI(1)(2)	17,015,041	170,970	4.04%	16,598,775	201,781	4.89%	16,667,259	216,686	5.16%	16,901,391	235,557	5.53%	16,781,733	239,829	5.73%
Less allowance for credit losses on loans	236,823	—	—	201,837	—	—	189,353	—	—	212,898	—	—	206,654	—	—
LHI, net of allowance	25,454,739	245,488	3.88%	23,451,620	257,105	4.41%	24,348,794	279,800	4.56%	24,806,518	304,217	4.87%	23,608,042	303,352	5.15%
Total earning assets	36,836,672	252,938	2.76%	33,252,053	307,476	3.72%	33,644,445	339,333	4.00%	31,886,495	356,701	4.44%	28,854,190	348,535	4.84%
Cash and other assets	1,075,864			976,520			974,866			1,000,117			940,793
Total assets	$37,912,536			$34,228,573			$34,619,311			$32,886,612			$29,794,983
Liabilities and Stockholders’ Equity
Transaction deposits	$3,923,966	$5,998	0.61%	$3,773,067	$13,582	1.45%	$3,817,294	$16,428	1.71%	$3,577,905	$18,442	2.04%	$3,475,404	$18,037	2.08%
Savings deposits	12,537,467	13,510	0.43%	11,069,429	35,961	1.31%	11,111,326	40,603	1.45%	10,331,078	45,586	1.75%	8,896,537	40,994	1.85%
Time deposits	3,434,388	12,786	1.50%	2,842,535	12,631	1.79%	2,453,655	13,956	2.26%	2,706,434	16,939	2.48%	2,227,460	13,498	2.43%
Total interest bearing deposits	19,895,821	32,294	0.65%	17,685,031	62,174	1.41%	17,382,275	70,987	1.62%	16,615,417	80,967	1.93%	14,599,401	72,529	1.99%
Other borrowings	3,612,263	4,745	0.53%	3,020,255	10,251	1.37%	2,822,465	13,031	1.83%	2,896,477	16,538	2.27%	4,018,231	25,326	2.53%
Subordinated notes	282,252	4,191	5.97%	282,165	4,191	5.97%	282,074	4,191	5.89%	281,979	4,191	5.90%	281,889	4,191	5.96%
Trust preferred subordinated debentures	113,406	852	3.02%	113,406	1,073	3.80%	113,406	1,163	4.07%	113,406	1,237	4.33%	113,406	1,294	4.58%
Total interest bearing liabilities	23,903,742	42,082	0.71%	21,100,857	77,689	1.48%	20,600,220	89,372	1.72%	19,907,279	102,933	2.05%	19,012,927	103,340	2.18%
Demand deposits	10,865,896			10,003,495			10,933,887			9,992,406			7,929,266
Other liabilities	293,698			270,868			278,964			264,506			220,305
Stockholders’ equity	2,849,200			2,853,353			2,806,240			2,722,421			2,632,485
Total liabilities and stockholders’ equity	$37,912,536			$34,228,573			$34,619,311			$32,886,612			$29,794,983
Net interest income(2)		$210,856			$229,787			$249,961			$253,768			$245,195
Net interest margin			2.30%			2.78%			2.95%			3.16%			3.41%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.